UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2023
AGILITI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11095 Viking Drive, Suite 300
Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)
(952) 893-3200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the Repurchase Plan described under Item 8.01 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On August 21, 2023, Agiliti, Inc. (the “Company”) announced that its board of directors approved a share repurchase program, pursuant to which, the Company is authorized to repurchase up to $50 million of shares of the Company’s common stock (exclusive of any fees, commissions or other expenses related to such repurchases), over a 12-month period (the “Repurchase Plan”). Share repurchases may be made from time to time, on the open market, through privately negotiated transactions, through an accelerated share repurchase, or in any other manner permitted by the applicable federal and state securities laws and regulations. There is no minimum number of shares, if any, that the Company is required to repurchase and the Repurchase Plan may be suspended or discontinued at any time without prior notice. Repurchases by the Company are subject to available liquidity, general market and economic conditions, alternate uses for the capital and other factors.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 21, 2023

AGILITI, INC.

By:	/s/ James B. Pekarek
Name:	James B. Pekarek
Title:	Executive Vice President and Chief Financial Officer